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                                                            Exhibit 23.2

                         CONSENT OF ERNST & YOUNG LLP

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 18, 1994, with respect to the financial statements of Enterprise Bank included in the Registration Statement (Form S-1) and the related Prospectus of Enterbank Holdings, Inc. for the registration of its common stock.

                                /s/ Ernst & Young LLP

October 21, 1996
St. Louis, Missouri